Exhibit 99.1

BAKER HUGHES INCORPORATED

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On December 30, 2016, Baker Hughes Incorporated (“Baker Hughes”) announced the closing of the transactions contemplated by the Contribution Agreement among Baker Hughes Oilfield Operations, Inc. (“BHOO”), a wholly owned subsidiary of Baker Hughes; Allied Completions Holdings, LLC (“Partner”), a portfolio company of CSL Capital Management, LLC; BJ Services, LLC (“BJ Services”), a wholly owned subsidiary of Baker Hughes; and, for the purposes of certain provisions of the Contribution Agreement (as defined below), Allied Energy JV Contribution, LLC (“Investor JV”), an affiliate of CSL Capital Management, LLC and West Street Energy Partners (a fund managed by the Merchant Banking Division of Goldman, Sachs & Co.) (the “Contribution Agreement”).  Pursuant to the Contribution Agreement, (i) BHOO contributed its onshore pressure pumping business in the U.S. and Canada (“Onshore Pressure Pumping Business”), including cementing, stimulation, hydraulic fracturing and acidizing services and coiled tubing assets, to BJ Services, (ii) Partner contributed cash and Partner’s pressure pumping services (cementing, fracturing and acidizing) business (which is located in the U.S.) to BJ Services, (iii) BJ Services received a cash contribution from Investor JV (of which it retained $175 million), and (iv) BHOO and its affiliates received $150 million in cash.  Immediately following the closing, Baker Hughes held, in the aggregate, 46.69% of the outstanding membership interests of BJ Services and Investor JV held 53.31% of the outstanding membership interests of BJ Services.

The following unaudited pro forma consolidated financial information of Baker Hughes consists of (i) an unaudited pro forma consolidated condensed balance sheet as of September 30, 2016 (the “Pro Forma Balance Sheet”), (ii) an unaudited pro forma consolidated condensed statement of income (loss) for the year ended December 31, 2015, (iii) an unaudited pro forma consolidated condensed statement of income (loss) for the nine months ended September 30, 2016 (collectively, the “Pro Forma Statements of Income (Loss)”), and (iv) notes to the unaudited pro forma statements (collectively, the “Pro Forma Statements”).

Baker Hughes’ December 31, 2015 information was derived from its audited consolidated financial statements filed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Baker Hughes’ September 30, 2016 information was derived from its unaudited consolidated financial statements filed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transactions described above, (ii) factually supportable and (iii) with respect to the income statement information, expected to have a continuing impact on the Baker Hughes’ consolidated results.

The acquisition of the 46.69% interest in BJ Services does not meet the significant acquisition threshold under Rule 3-05 of Regulation S-X. Therefore, the pro forma adjustments to equity in income (loss) of equity method investments for the periods presented reflect 46.69% of the historical results of operations of the contributed Onshore Pressure Pumping Business only.

The Pro Forma Statements are for illustrative purposes only and should be read in conjunction with Baker Hughes’ separate historical consolidated financial statements and the notes thereto and with the accompanying notes to the Pro Forma Statements. The Pro Forma Statements are based upon currently available information and upon certain assumptions that Baker Hughes believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what Baker Hughes’ financial position or results of operations would actually have been if the aforementioned transactions had in fact occurred on such dates or at the beginning of the periods indicated, nor do they project Baker Hughes’ financial position or results of operations at any future date or for any future period.

Baker Hughes Incorporated

Unaudited Pro Forma Consolidated Condensed Balance Sheet

As of September 30, 2016

(In millions)

	Historical Baker Hughes	Pro Forma Adjustments		Pro Forma Baker Hughes
ASSETS
Current Assets:
Cash and cash equivalents	$3,736	$150	(a)	$3,886
Accounts receivable less allowance for doubtful accounts	2,207			2,207
Inventories, net	1,966	(52)	(b)	1,914
Other current assets	1,093			1,093
	9,002	98		9,100

Property, plant, & equipment, net of depreciation	4,874	(361)	(b)	4,513
Goodwill	4,216	(139)	(b)	4,077
Intangible assets, net	407	(103)	(b)	304
Other assets	992			992
Equity method investments		416	(c)	416

Total Assets	$19,491	$(89)		$19,402

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$951	$-		$951
Accrued employee compensation	466			466
Other accrued liabilities	807	8	(d)	815
	2,224	8		2,232

Long-term debt	2,895			2,895
Other liabilities	1,135			1,135
Commitments and contingencies

Equity:
Common stock	423			423
Capital in excess of par	6,625			6,625
Retained earnings	7,072	(97)	(e)	6,975
Accumulated other comprehensive loss	(939)			(939)
Treasury stock	(22)			(22)
Baker Hughes stockholders' equity	13,159	(97)		13,062
Noncontrolling interest	78			78
Total equity	13,237	(97)		13,140
Total liabilities and stockholders' equity	$19,491	$(89)		$19,402

See Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements

Baker Hughes Incorporated

Unaudited Pro Forma Consolidated Condensed Statements of Income (Loss)

For the Year Ended December 31, 2015

(In millions)

	Historical Baker Hughes	Pro Forma Adjustments		Pro Forma Baker Hughes

Revenue	$15,742	$(1,272)	(f)	$14,470

Costs and Expenses:
Cost of revenue	14,415	(1,838)	(f)	12,577
Research and engineering	466	(5)	(f)	461
Marketing, general and administration	969	12	(f)	981
Impairment and restructuring charges	1,993	(1,157)	(f)	836
Merger and related costs	295			295
Total costs and expenses	18,138	(2,988)		15,150

Operating (loss) income	(2,396)	1,716		(680)
Interest expense, net	(217)			(217)
Equity in income (loss) of equity method investments	-	(801)	(g)	(801)

(Loss) income before income taxes	(2,613)	915		(1,698)

Income taxes	639	(325)	(h)	314

Net (loss) income	(1,974)	590		(1,384)

Net loss (income) attributable to noncontrolling interests	7	-		7

Net (loss) income attributable to Baker Hughes	$(1,967)	$590		$(1,377)

Basic and diluted loss per share attributable to Baker Hughes	$(4.49)			$(3.14)

Basic and diluted weighted average common shares outstanding	438			438

See Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements

Baker Hughes Incorporated

Unaudited Pro Forma Consolidated Condensed Statements of Income (Loss)

For the nine months ended September 30, 2016

(In millions)

	Historical Baker Hughes	Pro Forma Adjustments		Pro Forma Baker Hughes

Revenue	$7,431	$(148)	(f)	$7,283

Costs and Expenses:
Cost of revenue	7,829	(363)	(f)	7,466
Research and engineering	292	(2)	(f)	290
Marketing, general and administration	632	8	(f)	640
Impairment and restructuring charges	1,590	(220)	(f)	1,370
Goodwill impairment	1,858	(200)	(f)	1,658
Merger and related costs	180			180
Merger termination fee	(3,500)			(3,500)
Total costs and expenses	8,881	(777)		8,104

Operating income	(1,450)	629		(821)
Loss on early extinguishment of debt	(142)			(142)
Interest expense, net	(142)			(142)
Equity in income (loss) of equity method investments	-	(294)	(g)	(294)

(Loss) income before income taxes	(1,734)	335		(1,399)

Income taxes	(589)	(20)	(h)	(609)

Net (loss) income	(2,323)	315		(2,008)

Net loss (income) attributable to noncontrolling interests	2			2

Net (loss) income attributable to Baker Hughes	$(2,321)	$315		$(2,006)

Basic and diluted loss per share attributable to Baker Hughes	$(5.31)			$(4.59)

Basic and diluted weighted average common shares outstanding	437			437

See Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements

Baker Hughes Incorporated

Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements

Note 1 – Basis of Presentation

The Pro Forma Balance Sheet as of September 30, 2016 reflects (i) Baker Hughes’ contribution of the Onshore Pressure Pumping Business to BJ Services and (ii) the recording of Baker Hughes’ 46.69% interest in BJ Services as if the transaction had occurred on September 30, 2016. The Pro Forma Statements of Income (Loss) for the year ended December 31, 2015, and the nine months ended September 30, 2016, reflect the disposition of the Onshore Pressure Pumping Business, which is being contributed to BJ Services, to give effect to the disposition as if it had occurred on January 1, 2015.

Certain reclassifications have been made to the historical presentation of Baker Hughes’ statement of income (loss) for the year ended December 31, 2015 for merger and related costs which were reclassified from cost of revenues; research and engineering costs; and marketing, general and administrative costs to conform to the current year presentation.

Note 2 — Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. These adjustments do not reflect certain costs and assets associated with the onshore pressure pumping operations in North America that were not transferred to BJ Services in contemplation of this transaction, nor does it include any cost savings that Baker Hughes may achieve as a result of the transaction. The following adjustments have been reflected in the unaudited pro forma consolidated condensed financial information:

Adjustments to the pro forma consolidated condensed balance sheet

(a)	Reflects the receipt of cash consideration at the closing of the transaction.

(b)	Reflects the elimination of the estimate of the assets contributed by Baker Hughes to BJ Services for a 46.69% interest.

(c)	Reflects Baker Hughes’ 46.69% interest in BJ Services recorded as an equity method investment.

(d)	Reflects an accrual for the estimated direct costs of the transaction.

(e)	Reflects the estimated loss arising from the transaction as of September 30, 2016. The estimated loss on the transaction may be subject to further adjustment as the computations are finalized. There is no tax impact on the transaction due to valuation allowances required in the U.S. and Canada offsetting the tax impact. Additionally, there is no tax benefit on the goodwill impairment of $139 million. This estimated loss has not been reflected in the Pro Forma Statements of Income (Loss) as it is considered to be nonrecurring in nature.

Adjustments to the pro forma consolidated condensed statements of income (loss)

(f)	Reflects the elimination of the estimated revenue, cost of revenue, research and engineering expenses, marketing, general and administrative expenses, impairment and restructuring charges, and goodwill impairment attributable to the historical Onshore Pressure Pumping Business disposed of in exchange for 46.69% interest in BJ Services and cash of $150 million for the periods presented.

(g)	The acquisition of the 46.69% interest in BJ Services does not meet the significant acquisition threshold under Rule 3-05 of Regulation S-X. Therefore, the pro forma adjustments to equity in income (loss) of equity method investments for the periods presented reflect 46.69% of the

Baker Hughes Incorporated

Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements

historical results of operations of the contributed Onshore Pressure Pumping Business only.

(h)	The year ended December 31, 2015, reflects the income tax effect of the pro forma adjustments based on the estimated blended statutory tax rate of 35%. The nine months ended September 30, 2016, reflects the income tax benefit of the pro forma adjustments based on the estimated blended statutory rate of 35% partially offset by valuation allowances resulting in no tax benefit associated with the Canadian results and no tax benefit on the goodwill impairment due to lack of tax basis. Additionally, an adjustment of $48 million for tax benefits was made to reflect a reduction in valuation allowances on deferred tax assets, which Baker Hughes would recognize on a pro forma basis when excluding the results of the Onshore Pressure Pumping Business.